UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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UAP HOLDING CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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June 17, 2005

Dear Stockholders:

It is my pleasure to invite you to UAP Holding Corp.’s first Annual Meeting of Stockholders. We will hold this meeting on Monday, July 18, 2005 at the Greeley Guest House, located at 5401 West 9th Street, Greeley, Colorado. At this meeting, you will vote on the election of three Directors and ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm.

Enclosed you will find a notice of meeting and proxy statement that contains further information about the agenda items and the meeting, a copy of our fiscal 2005 Annual Report and a proxy card.

Your vote is important to us and our business. I encourage you to sign and return the proxy card in order for your shares to be represented and voted at the meeting. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

Sincerely,

/s/ L. Kenneth Cordell
Chairman of the Board

-i-

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on July 18, 2005

To the holders of UAP Holding Corp. common stock:

The first Annual Meeting of the Stockholders of UAP Holding Corp. will be held on Monday, July 18, 2005 at 2:00 p.m. Mountain Time at the Greeley Guest House, located at 5401 West 9th Street, Greeley, Colorado. The purposes of the meeting are to:

1.	Elect three Directors to serve until the Annual Meeting of Stockholders in 2008;

2.	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2006; and

3.	Transact such other business as may properly come before the meeting and any postponements or adjournment thereof.

Only stockholders of record of UAP Holding Corp. as of the close of business on June 8, 2005 are entitled to vote. You are cordially invited to attend the meeting in person. If your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee. Whether or not you expect to attend, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting.

IMPORTANT

Whether or not you expect to attend the meeting in person, we urge you to sign, date, mark and return the enclosed proxy at your earliest convenience. This will ensure the presence of a quorum at the meeting. An addressed envelope for which no postage is required if mailed in the United States is enclosed for that purpose. Sending in your proxy will not prevent you from voting your shares at the meeting if you desire to do so, as your proxy is revocable at your option.

By Order of the Board of Directors

Todd A. Suko
Vice President, General Counsel and Secretary

June 17, 2005

PROXY STATEMENT FOR 2005 ANNUAL MEETING OF STOCKHOLDERS

We are providing these proxy materials in connection with the solicitation by the Board of Directors (the “Board”) of UAP Holding Corp. of proxies to be voted at our Annual Meeting of Stockholders, to be held on July 18, 2005, and at any meeting following postponement or adjournment of such annual meeting (the “Annual Meeting”).

Unless the context requires otherwise, references in this statement to “UAP,” the “Company,” “we,” “us,” or “our” refer to UAP Holding Corp. and its consolidated subsidiaries. We operate on a 52- or 53-week year. Our fiscal year 2005 ended on February 27, 2005 and contained 53 weeks. Fiscal years are identified in this Proxy Statement according to the calendar year in which they ended. For example, the fiscal year ended February 27, 2005 is referred to herein as “fiscal 2005.”

You are invited to attend the meeting which will begin at 2:00 p.m. Mountain Time at the Greeley Guest House, located at 5401 West 9th Street, Colorado. If you plan to attend and your shares are held in “street name” – which means in an account with a bank, broker or other nominee – you must obtain a proxy issued in your name from such broker, bank or other nominee.

You can vote your shares by completing and returning the proxy card or, if you hold shares in “street name,” the voting form provided by the broker, bank or other nominee. A returned signed proxy card without an indication of how your shares should be voted will be voted FOR the election of Directors and FOR the ratification of the Deloitte & Touche LLP as our independent registered public accounting firm as described on the Proxy.

Our corporate by-laws define a quorum as a majority of the issued and outstanding voting stock present in person or represented by proxy. They do not allow for cumulative voting. The three nominees who receive the most votes will be elected. A simple majority of votes present, whether in person or by proxy, is required to ratify the appointment of the Independent Registered Public Accounting Firm.

QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING

Why did I receive this proxy statement?

The Board is soliciting your proxy to vote at the Annual Meeting because you were a stockholder of record at the close of business on June 8, 2005, and are entitled to vote at the meeting.

The proxy statement and our 2005 Annual Report, along with a proxy card and voting instructions, are being mailed to stockholders on or about June 17, 2005. The proxy statement summarizes the information you need to know to vote at the Annual Meeting. You do not need to attend the Annual Meeting to vote your shares.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on June 8, 2005 will be entitled to vote at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If on June 8, 2005 your shares were registered directly in your name with our transfer agent, Mellon Investor Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to mark, sign and date your proxy card and return the proxy card in the postage-paid envelope provided to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or other nominee

If on June 8, 2005 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other nominee on how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy card from your broker, bank or other nominee.

What proposals will be voted on at the Annual Meeting?

•	The election of three directors: L. Kenneth Cordell, Carl J. Rickertsen and Thomas R. Miklich; and

•	The ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for fiscal 2006.

The Board recommends a vote FOR each of the nominees to the Board and FOR the ratification of the Deloitte & Touche LLP as our independent registered public accounting firm.

What different methods can I use to vote?

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting and we will give you a ballot when you arrive.

•	To vote using the proxy card, simply mark, sign and date your proxy card and return it promptly in the postage-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or other nominee

If you are a beneficial owner of shares registered in the name of your broker, bank, or other nominee, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than from UAP. Simply mark, sign and date your proxy card and return it in the postage-paid envelope provided to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy card from your broker, bank, or other nominee.

Follow the instructions from your broker, bank or other nominee included with these proxy materials, or contact your broker, bank or other nominee to request a proxy card.

How can I revoke my proxy?

You can revoke your proxy prior to completion of voting at the meeting by:

•	giving written notice of your revocation to the Office of the Secretary of the Company at 7251 W. 4th Street, Greeley, CO 80634, Attention Todd A. Suko, Secretary;

•	delivering a later-dated proxy; or

•	voting in person at the meeting.

Who will count the vote?

An independent representative of Mellon Investor Services will tabulate the proxies and be the independent inspector of elections to certify the results.

What is the quorum requirement?

A quorum is required to hold a valid meeting. A quorum will be present if at least a majority of the shares entitled to vote are represented by stockholders present at the meeting or by proxy, or 25,217,187 shares.

How many votes are needed to approve each proposal?

For the election of three directors, the three directors with the most “FOR” votes among votes properly cast will be elected. Broker non-votes will have no effect.

For the ratification of the appointment of Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for fiscal 2006, the majority of the shares voted in person or represented by proxy must vote FOR the proposal. Abstentions and broker non-votes will have no effect.

When are stockholder proposals due for the 2006 annual meeting of stockholders?

In order to be considered for inclusion in next year’s proxy statement, stockholder proposals must be submitted in writing to the Company’s Secretary, Todd A. Suko, UAP Holding Corp., 7251 W. 4th Street, Greeley, CO 80634 and received by no later than February 17, 2006. Similarly, in order for a stockholder proposal to be raised from the floor during next year’s annual meeting of stockholders, written notice must be received by the Company no later than April 18, 2006 and no earlier than March 24, 2006 and shall contain the information required by our by-laws. You may contact Todd A. Suko at the above described address for a copy of the relevant provisions of our by-laws regarding the requirements for making stockholder proposals and nominating director candidates.

How much will this proxy solicitation cost?

The Company bears all of the expenses incurred in connection with the solicitation of proxies, including costs incurred by brokers, fiduciaries and custodians in forwarding proxy materials to beneficial owners of common stock held in their name. We expect the total costs to be approximately $2,500. Promptly signing, dating, marking and returning the proxy will save the Company the expense and effort of additional solicitation

Does the Company have a policy about directors’ attendance at annual meetings of stockholders?

The Company does not have a policy about directors’ attendance at annual meetings of stockholders.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of fiscal 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

Our certificate of incorporation and by-laws provide that (i) our Board be divided into three (3) classes of directors: Class I directors serve a term expiring at the Annual Meeting, Class II directors serve a term expiring at the annual meeting of stockholders held in 2006 and Class III directors serve a term expiring at the annual meeting of stockholders held in 2007, (ii) vacancies on the Board may be filled only by the Board and (iii) a director elected to fill a vacancy shall hold office until the next election for the class for which such director shall have been chosen and until such director’s successor is elected and qualified.

Our Board is presently composed of eight (8) members. Three directors are to be elected by stockholders at the Annual Meeting with respect to our Class I directorships. The Board has recommended as nominees for election L. Kenneth Cordell, Carl J. Rickertsen and Thomas R. Miklich (each currently serving as a Class I director). If elected at the Annual Meeting, each of the nominees would serve until the annual meeting of stockholders held in 2008 and until his successor is elected and qualified, or until such director’s earlier death, resignation or removal.

Directors are elected by a plurality of the votes present in person or represented by proxy and entitled to vote at the meeting. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of a substitute nominee proposed by management. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

Information on the Nominees for Election for Three-Year Terms Expiring at the Fiscal 2008 Annual Meeting of Stockholders

Set forth below is biographical information for each person nominated for election to the Board at the Annual Meeting.

L. Kenneth Cordell has been the President and a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003 and became the Chief Executive Officer of United Agri Products, Inc. in December 2003 and of UAP Holding Corp. in January 2004. He joined UAP in 2001 and was promoted to President and Chief Operating Officer in February 2002. Prior to joining UAP, Mr. Cordell worked for FMC Agricultural Products Group from 1992 to 2001, serving most recently as Director of the North American Agricultural Products Group. Mr. Cordell also held various positions in the agricultural units of BASF (1989 to 1992) and Rohm & Haas (1979 to 1989).

Carl J. Rickertsen has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Rickertsen has been the managing partner of Pine Creek Partners since January 2004. Prior to that time, Mr. Rickertsen was the Chief

Operating Officer and a Partner of Thayer Capital Partners and a General Partner at Hancock Park Associates. Mr. Rickertsen is also a director of MicroStrategy Incorporated and Convera Corporation.

Thomas R. Miklich has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Miklich was the Chief Financial Officer of OM Group, Inc. from May 2002 to April 2004. Prior to that time, Mr. Miklich was the Chief Financial Officer and General Counsel of Invacare Corporation. Mr. Miklich is also a director of Quality Distribution, Inc. and Titan Technology Partners.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF L. KENNETH CORDELL, CARL J. RICKERTSEN AND THOMAS R. MIKLICH.

Directors

The following table sets forth the names and positions of our current directors (including those up for re-election to the Board), as well as their ages as of February 27, 2005:

Name	Age	Position
L. Kenneth Cordell	47	President, Chief Executive Officer and Director (up for re-election to the Board)
Joshua J. Harris	40	Director
Robert Katz	36	Director
Marc E. Becker	32	Director
Stan Parker	29	Director
Carl J. Rickertsen	44	Director (up for re-election to the Board)
Thomas R. Miklich	57	Director (up for re-election to the Board)
William H. Schumann III	54	Director

Information on the Continuing Directors

Set forth below is biographical information for each person whose term of office as director will continue after the Annual Meeting.

Joshua J. Harris has been a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003. Mr. Harris has been a founding senior partner of Apollo Management, L.P. since 1990. Prior to that time, Mr. Harris was a member of the Mergers and Acquisitions department of Drexel Burnham Lambert Incorporated. Mr. Harris is also a director of Pacer International, Inc., Compass Minerals Group, Inc., Compass Minerals International, Inc., Quality Distribution, Inc., Nalco Investment Holdings LLC, General Nutrition Centers, Inc. and Hexion Specialty Chemicals, Inc.

Robert Katz has been a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003. Mr. Katz has been associated with Apollo Management, L.P. since 1990. Mr. Katz is also a director of Vail Resorts, Inc., and Horizon PCS, Inc.

Marc E. Becker has been a director of UAP Holding Corp. and United Agri Products, Inc. since the closing of the Acquisition on November 24, 2003. Mr. Becker has also been employed with Apollo Management, L.P. since 1996 and has served as an officer of certain affiliates of Apollo since 1999. Prior to that time, Mr. Becker was employed by Smith Barney Inc. within its Investment Banking division. Mr. Becker serves on several boards of directors including National Financial Partners Corp., Pacer International, Inc. and Quality Distribution, Inc.

Stan Parker has been a director of UAP Holding Corp. since March 2004 and a director of United Agri Products, Inc. since April 2004. Mr. Parker has also been employed with Apollo Management, L.P. since 2000. From 1998 to 2000, Mr. Parker was employed by Salomon Smith Barney, Inc. Mr. Parker is also a director of AMC Entertainment Inc. and Marquee Holdings Inc.

William H. Schumann, III has been a director of UAP Holding corp. and United Agri Products, Inc. since January 2005. He has served as Senior Vice President and Chief Financial Officer of FMC Technologies, Inc. since February 2001. Mr. Schumann joined FMC Corporation (the predecessor of FMC Technologies, Inc.) in 1981 as Director of Pension Investments. He served in a variety of finance and line roles at FMC Corporation, including Director of Investor Relations, Treasurer, General Manager of Agricultural Product, Vice President of Corporate Development and Senior Vice President and CFO. Mr. Schumann also serves on the Board of Directors of Great Lakes Advisors, Inc.

Independence of Directors

The board of directors has determined that Messrs. Harris, Katz, Becker, Parker, Miklich, Rickertsen and Schumann meet the applicable NASDAQ Stock Market listing standards regarding director independence, including that each member is free of any relationship that would interfere with his or her individual exercise of independent judgment in carrying out the responsibilities of being a director. There are no family relationships among any of our directors or executive officers.

COMMITTEES OF THE BOARD OF DIRECTORS

Our board of directors currently has an audit committee, a compensation committee and a nominating and governance committee.

Audit Committee. The current members of the audit committee are Messrs. Rickertsen, Miklich and Schumann. On January 17, 2005, Mr. Becker resigned his position as a member of the audit committee. The Board appointed and approved Mr. Schumann to fill the vacant position on the audit committee on January 17, 2005 immediately after Mr. Becker resigned. All of the members of our audit committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market and the SEC’s rules and regulations. In addition, our board of directors has determined that Mr. Miklich is an “audit committee financial expert” as defined by Securities and Exchange Commission rules.

The principal duties and responsibilities of our audit committee are as follows:

•	to monitor our financial reporting process and internal control system;

•	to appoint and replace our independent registered public accounting firm from time to time, determine their compensation and other terms of engagement and oversee their work;

•	to oversee the performance of our internal audit function; and

•	to oversee our compliance with legal, ethical and regulatory matters.

The audit committee has the power to investigate any matter brought to its attention within the scope of its duties. It also has the authority to retain counsel and advisors to fulfill its responsibilities and duties.

Compensation Committee. The current members of the compensation committee are Messrs. Harris, Katz and Rickertsen. All members of our compensation committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market.

The principal duties and responsibilities of the compensation committee are as follows:

•	to provide oversight on the development and implementation of the compensation policies, strategies, plans and programs for our key employees and outside directors and disclosure relating to these matters;

•	to review and approve the compensation of our chief executive officer and the other executive officers of us and our subsidiaries; and

•	to provide oversight concerning selection of officers, management succession planning, performance of individual executives and related matters.

Nominating and Governance Committee. The current members of the nominating and governance committee are Messrs. Harris, Becker and Miklich. All of the members of our nominating and governance committee qualify as independent directors under the applicable listing standards of the NASDAQ Stock Market. The principal duties and responsibilities of the nominating and governance committee will be as follows:

•	to establish criteria for board and committee membership and recommend to our board of directors proposed nominees for election to the board of directors and for membership on committees of the board of directors;

•	to make recommendations regarding proposals submitted by our stockholders; and

•	to make recommendations to our board of directors regarding board governance matters and practices.

BOARD AND COMMITTEE MEETINGS

The Board has three standing committees: audit committee; compensation committee; and nominating and governance committee. All three committees are comprised of independent directors. The Board held four (4) regularly-scheduled and one (1) special meetings during fiscal 2005. The audit committee met eight (8) times during fiscal 2005. The compensation committee met one (1) time during fiscal 2005. The nominating and governance committee met one (1) time during fiscal 2005. Our codes of conduct and the charters of each committee of the Board may be viewed at www.uap.com. In addition, a copy of the audit committee charter is attached as Appendix A.

DIRECTOR NOMINATION PROCEDURES

As provided in its charter, the nominating and governance committee may select, or make recommendations to the full Board of Directors for the selection of, nominees for director. All members of the Company’s nominating and governance committee and, except for Mr. Cordell, all members of our Board of Directors are independent (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules). As required by the Nasdaq Rules, a majority of independent directors approved the selection of each nominee for director named in this proxy statement.

Generally, nominees for director are identified and suggested by the members of the Board or management using their business networks. The Board and the nominating and governance committee have not retained any executive search firms or other third parties to identify or evaluate director candidates in the past. In recommending and selecting a nominee for director, the nominating and governance committee and the Board consider the following criteria:

1.	whether the nominee would be “independent” (as independence is defined in Rule 4200(a)(15) of the Nasdaq Rules), would meet the heightened independence requirements of Nasdaq Rule 4350(d)(2) and SEC Rule 10A-3(b)(1) for service on the Audit Committee and would not have a relationship, which in the opinion of the Board, would interfere with exercise of independent judgment in carrying out the responsibilities of a director;

2.	whether the nominee has the personal attributes for successful service on the Board, such as demonstrated character and integrity; experience at a strategy/policy setting level; high-level managerial experience in a relatively complex organization, or experience dealing with complex problems; an ability to work effectively with others; and sufficient time to devote to the affairs of the Company;

3.	whether the nominee would be considered to have “financial sophistication” as described in applicable Nasdaq Rules or to be an “audit committee financial expert” as described in SEC regulations;

4.	whether the nominee has been the chief executive officer or senior executive of a public company or a leader of a major complex organization, including industry groups or governmental organizations;

5.	in recognition of the Company’s strategy to leverage its diverse portfolio of transportation services, whether the nominee has senior level experience in providing or buying transportation services in one or more segments of the transportation industry, including those segments in which the Company engages or proposes to engage;

6.	whether the nominee, by virtue of particular experience, technical expertise or specialized skills or contacts relevant to the Company’s current or future business, will add specific value as a Board member;

7.	whether the nominee possesses such knowledge, experience, skills, expertise and diversity so as to enhance the Board’s ability to manage and direct the affairs and business of the Company;

8.	whether any nominee who is an existing director continues to be suitable for continued service; and

9.	whether there are any other factors related to the ability and willingness of a new nominee to serve, or an existing Board member to continue his/her service.

The Board and the nominating and governance committee have not established any specific minimum qualifications that a candidate for director must meet in order to be recommended for Board membership. Rather the Board and the nominating and governance committee evaluate the mix of skills and experience that the candidate offers, consider how a given candidate meets the Board’s current expectations with respect to each such criterion and make a determination regarding whether a candidate should be recommended to the stockholders for election as a director.

The Company will consider nominees for director suggested by stockholders who meet the requirements and procedures discussed below and will evaluate any potential nominee using the same standards it uses to evaluate candidates identified by Board members or management.

The Company’s Amended and Restated Bylaws, adopted on November 17, 2004, establish deadlines and procedures that a stockholder must follow to nominate a director. The Board and the nominating and governance committee have not amended those procedures. A person must be a stockholder of record entitled to vote in the election of directors generally at the meeting on the date that such person gives notice of the nomination for director. The stockholder must give written notice of the nomination, either by personal delivery or by United States mail, postage prepaid, and such notice must be received by the Company’s Secretary at its principal executive offices not less than 90 days nor more than 120 days prior to the anniversary of the date on which the prior year’s notice of annual meeting was provided. If the Company did not hold an annual meeting the previous year, or if the date of the annual meeting has been changed to be more than 20 calendar days earlier than or 70 calendar days after that anniversary, then, in order to be timely, a stockholder’s notice must be received at the Company’s principal executive offices not more than 120 calendar days before the actual meeting date nor later than the later of 90 days before the date of such annual meeting or the 10th day after the date on which public announcement of such annual meeting is first made.

A stockholder’s notice must set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, (i) all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act, including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and (b) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Company’s books, and of such beneficial owner, (ii) the class and number of shares of the Company which are owned beneficially and of record by such stockholder and such beneficial owner, and that such shares have been held for the period required by any applicable law, (iii) a representation that the stockholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination and (iv) a representation whether the stockholder or the beneficial owner, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD

The Company has a process for stockholders to communicate with the directors. For more information, please see the investor relations section of our website at www.uap.com. Other information contained on our website does not constitute a part of this proxy statement.

DIRECTOR COMPENSATION

Compensation for our directors who are not also employed by us is $10,000 per director per quarter and $2,000 per director for attending meetings of the Board in person ($1,000 if by telephone) and $2,000 per director for attending committee meetings of the board of directors in person ($1,000 if by telephone).

Such payment is in consideration for services performed on both UAP Holding Corp.’s and United Agri Products, Inc.’s boards of directors.

Our directors who are not also employed by us are eligible to participate in our Directors Deferred Compensation Program. Under the program, an eligible director may elect to defer payment of all or a portion of the director’s cash retainer and meeting fees for services on our boards of directors. Deferred amounts are denominated in “stock units” credited to a deferral account maintained in the name of each participating director under the program. Each stock unit is deemed for bookkeeping purposes to be equivalent to one outstanding share of our common stock. Stock units will accrue dividend equivalents if and as we declare dividends on our common stock generally. Dividend equivalents will be credited in the form of additional stock units. A director’s stock units will be paid in an equal number of shares of our common stock, or cash of equivalent value at the time of payment, upon or promptly following the date the director ceases to be a member of our Board. A director may elect an earlier distribution due to a severe financial hardship in certain circumstances.

We also may, from time to time, grant equity-based incentives to one or more of our directors under our 2004 Long-Term Incentive Plan, including deferred stock awards granted in the form of stock units credited under our Directors Deferred Compensation Program. We did not grant any such equity-based awards in fiscal 2005 to our directors who are not also employed by us.

REPORT OF THE AUDIT COMMITTEE

The audit committee reviews the Company’s financial reporting process on behalf of our Board. Management is responsible for our internal controls, the financial reporting process and the preparation of our consolidated financial statements. The independent auditors are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report on the financial statements.

In this context, the audit committee has met and held discussions with management and Deloitte & Touche LLP, the Company’s independent auditors. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The audit committee meets with management and the independent auditors together and individually, as required, at each meeting. The audit committee discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees), as modified or supplemented.

In addition, the audit committee has discussed with the independent auditors, the accountants’ independence from the Company and its management, and has received the written disclosures and letter required by the Independence Standards Board Standard No. 1 (Independence Discussion With Audit Committees).

In reliance on the reviews and discussions referred to above, the audit committee recommended to the Board, and the Board approved, that the fiscal 2005 audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended February 27, 2005, for filing with the SEC.

The audit committee also reviewed and approved three engagement proposals from Deloitte & Touche LLP for audit and review, tax, and tax consulting services. As part of being a newly public company, the audit committee spent significant time with both management and the independent auditors exploring compliance requirements under Section 404 of Sarbanes-Oxley and the financial expertise available to and within the Company to meet these requirements.

THE AUDIT COMMITTEE

Thomas R. Miklich

Carl J. Rickertsen

William H. Schumann III

*	The report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

EXECUTIVE COMPENSATION

We have established executive compensation plans that link compensation with the performance of our company. We will continually review our executive compensation programs to ensure that they are competitive.

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to the Chief Executive Officer and the four other most highly compensated executive officers of UAP Holding Corp. who served in such capacities as of February 27, 2005, for services rendered during the fiscal year that ended on that date.

		Annual Compensation				Long-Term Compensation— Deferred Common Stock Awards (1)		All Other Compensation
Name and Principal Position	Year	Salary		Bonus
L. Kenneth Cordell President and Chief Executive Officer	2005 2004	$ $	363,462 350,000	$ $	500,000 449,731	$ $	0 1,300,000	$ $	7,455 726,791	(7) (2)

Bryan S. Wilson President, Distribution	2005 2004	$ $	259,615 250,000	$ $	375,000 250,940	$ $	0 800,000	$ $	7,911 449,530	(8) (3)

David W. Bullock Executive Vice President and Chief Financial Officer	2005 2004	$ $	207,692 200,000	$ $	375,000 225,975	$ $	0 800,000	$ $	7,969 11,029	(9) (4)

Dave Tretter Executive Vice President, Procurement	2005 2004	$ $	186,923 180,000	$ $	345,000 191,981	$ $	0 500,000	$ $	8,190 446,183	(10) (5)

Robert A. Boyce, Jr. Executive Vice President, Verdicon	2005 2004	$ $	204,615 180,000	$ $	345,000 230,378	$ $	0 775,000	$ $	12,698 186,582	(11) (6)

(1)	Messrs. Cordell, Wilson, Bullock, Tretter, and Boyce currently hold 360,522, 226,867, 226,867, 145,035 and 219,859 deferred shares of common stock, respectively. The value set forth above with respect to each such grant represents the number of deferred shares multiplied by the approximate value of a share of our common stock as of the date of grant of the award. Each deferred share carries dividend equivalent rights, and if and when payable in accordance with the terms of the 2003 Deferred Compensation Plan of UAP Holding Corp. represents the right to receive one share of common stock from UAP Holding Corp. The value of the deferred shares held by Messrs. Cordell, Wilson, Bullock, Tretter, and Boyce on February 27, 2005, based on the value of a share of our common stock on that date, was $5,437,124, $3,421,154, $3,421,154, $2,187,128, and $3,315,474, respectively.

(2)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,058, a relocation benefit of $8,787, and a special bonus paid in connection with the Acquisition of $712,889. Of the special bonus paid to Mr. Cordell, ConAgra Foods paid Mr. Cordell $389,289 and UAP Holding Corp. paid Mr. Cordell $323,600. UAP Holding Corp. subsequently reimbursed ConAgra Foods for $81,400 of its payment to Mr. Cordell.

(3)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $5,583, a relocation benefit of $63,947, and a special bonus paid in connection with the Acquisition of $380,000.

(4)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,029, and a special bonus paid in connection with the Acquisition of $5,000.

(5)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $6,000, a relocation benefit of $76,291, and a special bonus paid in connection with the Acquisition of $365,000.

(6)	Consists of a company contribution to UAP Holding Corp.’s retirement (401(k)) plan of $4,931, a relocation benefit of $11,476, and a special bonus paid in connection with the Acquisition of $170,000.

(7)	Consists of a $7,455 401(k) employer matching contribution.

(8)	Consists of a $7,911 401(k) employer matching contribution.

(9)	Consists of a $7,969 401(k) employer matching contribution.

(10)	Consist of a $7,992 401(k) employer matching contribution, and a $198 refund of prior year insurance payment.

(11)	Consists of a $7,289 401(k) employer matching contribution, a $5,000 relocation benefit, and a $409 refund of prior year insurance.

OPTION/SAR GRANTS IN LAST FISCAL YEAR

Individual Grants				Potential Realizable Value At Assumed Annual Rates Of Stock Price Appreciation For Option Term
Name	Number Of Securities Underlying Option/SARs Granted (#)	Percent Of Total Options/SARs Granted To Employees In Fiscal Year	Exercise Of Base Price ($/Sh)	Expiration Date	5% ($)	10% ($)
L. Kenneth Cordell	—	—	—	—	—	—
Bryan S. Wilson	—	—	—	—	—	—
Dave Bullock	—	—	—	—	—	—
Dave Tretter	39,084	24.07%	2.56	4/15/2012	47,741	114,184
Robert A. Boyce, Jr.	—	—	—	—	—	—

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

None of the Named Executive Officers exercised stock options during fiscal 2005.

EQUITY COMPENSATION PLAN INFORMATION

UAP Holding Corp. currently maintains six equity compensation plans: the 2004 Long-Term Incentive Plan (the “2004 Plan”), the 2003 Stock Option Plan (the “2003 Plan”), the 2004 Non-Executive Director Stock Option Plan (the “Director Option Plan”), the 2003 Deferred Compensation Plan (the “2003 DCP”), the 2004 Deferred Compensation Plan (the “2004 DCP”), and the Director Deferred Compensation Plan (the “Director DCP”). Of these plans, only the 2004 Plan has been approved by UAP Holding Corp.’s stockholders.

Equity Compensation Plans Not Approved by Stockholders. The 2003 Plan, the Director Option Plan, the 2003 DCP, the 2004 DCP and the Director DCP did not require approval of, and have not been approved by, our stockholders.

2003 Plan. Our board of directors adopted the 2003 Plan in connection with the Acquisition. The 2003 Plan allows our board of directors or its compensation committee to grant non-qualified stock options to our directors, employees and consultants. The exercise price, term and other terms and conditions of the options are determined by our board of directors (or compensation committee) at the time of grant of the option. The number and type of securities subject to the option may be adjusted in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Options granted under the 2003 Plan may not be assigned or transferred, except for transfers upon the optionee’s death.

Director Option Plan. Our board of directors adopted the Director Option Plan on March 8, 2004. The Director Option Plan allows our board of directors or its compensation committee to grant non-qualified stock options to our non-employee directors. The exercise price, term and other terms and conditions of the options are determined by our board of directors (or compensation committee) at the time of grant of the option. The number and type of securities subject to the option may be adjusted in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Options granted under the Director Option Plan may not be assigned or transferred, except for transfers upon the optionee’s death.

2003 DCP and 2004 DCP. Our board of directors adopted the 2003 DCP in connection with the Acquisition and adopted the 2004 DCP on April 2, 2004, for the benefit of certain of our executives and members of management. The 2003 DCP provides for the crediting of deferred shares for each executive who entered into a retention agreement at the time of the Acquisition. The 2004 DCP provides for the crediting of deferred shares for each member of management who waived the right to receive a cash bonus for the 2004 fiscal year. Each deferred share represents the right to receive one share of common stock on the applicable payment date, subject to adjustment in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Deferred shares become payable upon a termination of the executive’s employment, certain changes in control of UAP Holding Corp. and certain offerings of UAP Holding Corp.’s common stock. The plans prohibit the assignment of the deferred shares except upon an executive’s death.

Director DCP. Our board of directors adopted the Director DCP on April 29, 2005. The Director DCP allows our non-employee directors to elect to defer payment of all or a portion of their fees and have such amounts credited under the plan in the form of deferred shares. Our board of directors (or its compensation committee) may also grant our non-employee directors deferred shares under the Director DCP. Each deferred share represents the right to receive one share of common stock on the applicable payment date, subject to adjustment in the event of a stock split or similar event affecting UAP Holding Corp.’s common stock. Deferred shares become payable immediately upon a termination of the director’s service. Shares delivered under the Director DCP in respect of an award of deferred shares are charged against the share limits of our 2004 Plan. The Director DCP prohibits the assignment of the deferred shares except upon a director’s death.

The following table sets forth, for each of UAP Holding Corp.’s equity compensation plans, the number of shares of common stock subject to outstanding options, the weighted-average exercise price of outstanding options, and the number of shares remaining available for future award grants as of February 27, 2005.

Plan category	Number of Shares to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options		Number of Shares Remaining Available for Future Issuance under Equity Compensation Plans (excluding Shares Reflected in the First Column)
Equity compensation plans approved by stockholders	—		$—		273,598	(1)(2)
Equity compensation plans not approved by stockholders	3,359,535	(3)	$2.56	(3)	551,382	(4)

Total	3,359,535		$2.56		824,880

(1)	Subject to the applicable share limits of the 2004 Plan, the shares available for award grant purposes under the 2004 Plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock, stock bonuses, and other forms of awards granted or denominated in UAP Holding Corp.’s common stock or units representing common stock.

(2)	On March 1 of each year during the term of the 2004 Plan, the total number of shares available for award purposes under the 2004 Plan will increase by the number of shares equal the lesser of (1) 1,172,559 shares, (2) one percent (1%) of the total number of our issued and outstanding shares of common stock as of the close of business on the immediately preceding day, or (3) such lesser number of shares as our Board of Directors may determine with respect to that particular increase. The aggregate number of shares available for issuance under the 2004 Plan increased by 504,318 shares on March 1, 2005. The data presented in this table was calculated as of February 27, 2005, and does not reflect the March 1, 2005, share increase.

(3)	Excludes an aggregate of 1,883,466 deferred shares credited under the 2003 DCP and the 2004 DCP payable on a one-for-one basis in shares of our common stock.

(4)	Of the aggregate number of shares that remained available for future issuance, 216,765 were available under the 2003 Plan, 234,517 were available under the Director Option Plan, and 100,000 were available under the Director DCP.

REPORT OF THE COMPENSATION COMMITTEE**

Our executive compensation program is designed to provide incentives to our executive officers and, thereby, to promote achievement of our business goals and stockholder returns. Executive compensation consists of a combination of base salary, bonuses and employee benefits.

Compensation Philosophy

The objectives of the executive compensation program are to align compensation with business objectives and individual performance, and to enable us to attract, retain and motivate executive officers who are expected to contribute to our long-term success. Our executive compensation philosophy is based on the principles of competitive and fair compensation for sustained performance.

Competitive and Fair Compensation

We are committed to providing an executive compensation program that helps attract and retain highly qualified executive officers. To ensure that compensation is competitive, the compensation committee compares our compensation practices with those of other companies in our industry and sets our compensation guidelines based on this review. The compensation committee believes compensation for our executive officers is within the range of compensation paid to executives with comparable qualifications, experience and responsibilities who are with companies that are in the same or similar business and of comparable size and success as UAP. The compensation committee also strives to achieve equitable relationships both among the compensation of individual officers and between the compensation of officers and other employees throughout UAP.

Sustained Performance

Executive officers are rewarded based upon corporate performance and individual performance. Corporate performance is evaluated by reviewing the extent to which strategic, business goals are met, including such factors as the introduction of new technology and services for customers, growth through acquisitions, excellent customer satisfaction, efficient utilization of capital and meeting stated financial objectives. Individual performance is evaluated by reviewing attainment of specified individual objectives and the degree to which teamwork and UAP’s values are fostered.

Elements of Annual Compensation

Annual compensation for our executive officers generally consists of three elements: base salary, bonuses and employee benefits.

Base Salary. Base salary levels are assigned to positions based on job responsibilities, the Company’s historical salary levels for that position, and an informal review of salaries paid by similar enterprises for similarly situated employees. In other cases, salaries were determined in negotiations to recruit certain executives for key positions, after consideration of, with no specific weighting, the importance of the position being filled, the experience and background of the candidate, the level of compensation required to induce the executive to leave his current position, and the compensation paid historically to executives recruited for that position.

Annual Bonus. The annual bonus plan for our executives is calculated based on a percentage of our EBITI (earnings before interest, taxes and incentive payments) if certain target thresholds, previously established by our compensation committee, are met. Individual bonus payments under the annual bonus plan are determined annually at the discretion of the compensation committee, based partially on the recommendations of our executives. The bonus of our CEO is determined directly by the compensation committee.

Long-Term Compensation. From time to time, UAP provides long-term incentives to its executives and other key employees through the grant of stock options, stock appreciation rights, restricted stock, stock bonuses and other forms of awards granted or denominated in UAP’s common stock or units representing common stock pursuant to UAP’s 2004 long term incentive plan, 2003 and 2004 deferred compensation plans and 2003 stock option plan. These long-term incentives are intended, in general, to help further UAP’s growth and success by permitting UAP’s officers, employees and consultants to acquire shares of UAP’s common stock, thereby increasing their personal interest in the UAP’s growth and success, to help further link the interests of award recipients with those of UAP’s stockholders generally, and to provide an additional means to help UAP attract and retain, as well as reward, outstanding contributions by the award recipients.

Compensation of Chief Executive Officer

The Compensation Committee believes that Mr. Cordell’s annual compensation has been set at a level competitive with other companies in the industry. In determining Mr. Cordell’s fiscal 2005 compensation, the compensation committee considered Mr. Cordell’s overall compensation package as compared with other chief executive officers in our industry, as well as the effectiveness of Mr. Cordell’s leadership of UAP and the resulting success of UAP in the attainment of its goals.

Federal Tax Considerations

Section 162(m) of the Internal Revenue Code limits UAP to a deduction for federal income tax purposes of no more than $1 million of compensation paid to our named executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of Section 162(m). The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for compensation plans, arrangements and binding contracts adopted prior to UAP’s initial public offering.

The compensation committee believes that, at the present time, it is quite unlikely that the compensation paid that may be subject to the deduction limit will exceed $1 million in a taxable year for any such executive. Therefore, the compensation committee has not established as a priority designing executive compensation packages specifically intended to avoid the Section 162(m) limitations. The compensation committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to grant compensation awards in the future in a manner consistent with UAP’s best interests.

COMPENSATION COMMITTEE

Joshua J. Harris

Robert Katz

Carl J. Rickertsen

**	The report of the Compensation Committee is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language contained in such filing.

BENEFICIAL OWNERSHIP OF UAP HOLDING CORP. COMMON STOCK

The following table sets forth information regarding the beneficial ownership of UAP Holding Corp.’s common stock as of March 31, 2005, by (i) each person known to beneficially own more than 5% of the common stock of UAP Holding Corp., (ii) each of UAP Holding Corp.’s named executive officers, (iii) each member of the Board of Directors of UAP Holding Corp. and (iv) all of the executive officers and members of the Board of Directors of UAP Holding Corp. as a group.

The amounts and percentages of common stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed a beneficial owner of the same securities and a person may be deemed a beneficial owner of securities as to which he has no economic interest.

Except as indicated by footnote, the persons named in the table below have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. In addition, except as indicated by footnote, the shares of common stock beneficially owned by our executive officers, including Mr. Cordell, consist of deferred shares of common stock credited to the deferred compensation accounts of such persons under our 2003 and 2004 deferred compensation plans. The executive officers do not have voting or investment power over these deferred shares.

	Number of Shares of Common Stock	Percentage of Class
Apollo Management V, L.P. (a)	16,936,653	33.6%
FMR Corp. (b)	4,910,562	9.7%
Merrill Lynch Asset Management Inc. (c)	3,658,300	7.3%
L. Kenneth Cordell (d)	991,127	1.9%
Bryan S. Wilson (e)	570,817	1.1%
David W. Bullock (f)	570,817	1.1%
David Tretter (g)	328,734	*
Robert A. Boyce, Jr. (h)	552,342	1.1%
Joshua J. Harris (j)(k)	58,627	*
Robert Katz (j)(k)	58,627	*
Marc E. Becker (j)(k)	58,627	*
Stan Parker (j)(k)	58,627	*
Carl J. Rickertsen (k)	58,627	*
Thomas Miklich (k)	58,627	*
William H. Schumann III	2,500	*
Directors and executive officers as a group (l)	3,432,122	6.6%

*	Less than one percent.

(a)	Consists of 16,936,653 shares of common stock owned of record by Apollo Investment Fund V, L.P. and its related co-investment partnerships (the “Apollo Funds”). The general or managing partner of each of the Apollo Funds is Apollo Advisors V, L.P. (“Apollo Advisors”), an affiliate of Apollo Management V, L.P. (“Apollo Management”). The address of each of the Apollo Funds, Apollo Management and Apollo Advisors is c/o Apollo Management V, L.P., Two Manhattanville Road, Purchase, New York 10577.

(b)	Based upon filings made by FMR Corp. with the Securities and Exchange Commission on or before March 31, 2005. The address of FMR Corp. is 82 Devonshire Street, Boston, Massachusetts 02109.

(c)	Based upon filings made by Merrill Lynch Asset Management, Inc. with the Securities and Exchange Commission on or before March 31, 2005. The address of Merrill Lynch Asset Management, Inc. is Merrill Lynch & Co., Inc. (on behalf of Merrill Lynch Investment Managers), World Financial Center, North Tower, 250 Vesey Street, New York, NY 10381.

(d)	Includes (i) 360,552 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 57,325 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iii) 573,250 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of our initial public offering of common stock in November 2004 (the “Common Stock Offering”.) Does not include 229,300 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

(e)	Includes (i) 226,867 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iii) 312,682 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 125,073 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

(f)	Includes (i) 226,867 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 31,268 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iii) 312,682 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 125,073 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

(g)	Includes (i) 145,035 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 14,331 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iii) 169,368 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 70,353 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

(h)	Includes (i) 219,859 deferred shares of common stock under the 2003 deferred compensation plan, (ii) 30,225 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iii) 302,258 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 120,904 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

(i)	Messrs. Harris and Becker are each principals and officers of certain affiliates of Apollo Management. Although each of Messrs. Harris and Becker may be deemed to be the beneficial owner of shares of common stock beneficially owned by Apollo Management, as the case may be, each of them disclaims beneficial ownership of any such shares.

(j)	Messrs. Katz and Parker are associated with Apollo Management but disclaim beneficial ownership of any of the shares of common stock beneficially owned by Apollo Management, as the case may be.

(k)	Includes shares of common stock that are issuable upon exercise of options under UAP Holding Corp.’s 2004 non-executive director option plan that are immediately exercisable.

(l)	Includes (i) 1,217,303 deferred shares of common stock under the 2003 and 2004 deferred compensation plans, (ii) 351,762 shares of common stock issuable upon exercise of options under the 2004 non-executive director option plan, (iii) 165,459 shares of common stock issuable upon exercise of Tranche A options that vested on November 24, 2004 and (iv) 1,697,598 shares of common stock issuable upon exercise of Tranche B and Tranche C options that vested upon consummation of the Common Stock Offering. Does not include 683,339 shares of common stock issuable upon exercise of Tranche A options that remain subject to vesting.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers and holders of more than 10% of the Company’s common stock to file with the Securities and Exchange Commission reports regarding their ownership and changes in ownership of our securities. The Company believes that, during fiscal 2005, its directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements. In making this statement, the Company has relied upon examination of the copies of Forms 3, 4, and 5, and amendments thereto, provided to the Company and the written representations of its directors, executive officers and 10% stockholders.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our compensation committee is an officer or employee of our company. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our compensation committee.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Termination of Apollo Management Consulting Agreement. In connection with the Acquisition, United Agri Products entered into a management consulting agreement with Apollo, pursuant to which United Agri Products retained Apollo to provide certain management consulting and financial advisory services, for which United Agri Products was required to pay Apollo an annual management fee of $1.0 million in quarterly payments of $250,000. In connection with the Common Stock Offering, the management consulting agreement was terminated and Apollo was paid a $3.5 million transaction fee on November 29, 2004.

Management Incentive Agreement. In connection with the Common Stock Offering, UAP Holding Corp., its equity sponsor and certain management security holders entered into a management incentive agreement. That agreement includes “piggyback” registration rights. In connection with the Common Stock Offering, each management security holder had the right to sell an aggregate number of shares of common stock with a value (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) equal to 15% of the sum of:

•	the excess of the value of the common stock underlying such holder’s vested Tranche B options and Tranche C options granted under the 2003 Plan (assuming that such holder’s Tranche B options and Tranche C options are fully vested and based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) over the exercise price of such options; and

•	the value of the common stock in which such holder’s deferred compensation account under our deferred compensation plans is deemed to be invested (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions).

The management incentive agreement prohibits the management security holders from offering to sell, contracting to sell, or otherwise selling, disposing of, loaning, using as collateral or otherwise pledging, transferring or granting any interest in or rights with respect to any shares of common stock acquired on the exercise of options granted under the 2003 option plan or the distribution of deferred shares under the 2003 DCP and 2004 DCP, except in connection with the exercise of “piggyback” registration rights and subject to the following additional exceptions:

•	Except as otherwise described below, on and after March 1, June 1, September 1 and December 1 of each year, commencing on December 1, 2006 (each such date, a “release date”), each management security holder shall have the right to sell an aggregate number of shares of common stock with a value (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) equal to 6.25% (calculated as of the date of the Common Stock Offering) of the sum of:

•	the excess of the value of the common stock underlying such holder’s options granted under the 2003 Plan and held by such holder on the date of consummation of the Common Stock Offering (whether or not such options are then vested and based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions) over the exercise price of such options; and

•	the value of the common stock in which such holder’s deferred compensation accounts under our deferred compensation plans is deemed to be invested on the date of the consummation of the Common Stock Offering (based on the price per share paid to UAP Holding Corp.’s equity sponsor for shares of common stock sold to the underwriters, after giving effect to underwriting discounts and commissions and calculated before giving effect to the distribution of any deferred shares the holder is permitted to sell in connection with the Common Stock Offering).

•	Messrs. Cordell and Bullock are subject to a somewhat more stringent lock-up provision, which provides for an initial release date of June 1, 2007, but allows Messrs. Cordell and Bullock to sell shares of common stock with a value (as described above) equal to 12.5% (as opposed to 6.25%) of the foregoing value on each of the first two release dates.

•	At any time after a release date, in addition to the foregoing, each management security holder will be permitted to sell a number of shares of common stock equal to the number of shares that such management security holder was entitled to, but did not, sell as of such release date.

•	In the event of a management security holder’s death, the beneficiaries of such holder will be permitted to sell all of such holder’s shares of common stock at any time.

•	In the event a (i) management security holder’s employment is terminated for any reason other than “Full Cause” or by the holder with “Good Reason” (as each such term is defined in the management incentive agreement), or (ii) distribution of the common stock in which a holder’s deferred compensation account is deemed to be invested occurs as a result of a successful challenge by the Internal Revenue Service of our existing trust arrangement the holder will be permitted to sell shares of common stock in accordance with the schedule of release dates described above. However, the holder will also be permitted to sell such number of shares of common stock as is necessary for him to generate sufficient proceeds, net of any underwriter’s commissions and discounts, to satisfy any federal and state income tax liabilities incurred with respect to the distribution of deferred shares from our deferred compensation plans or the exercise of UAP stock options in connection with such termination of employment.

•	In the event a management security holder’s employment is terminated for Full Cause or by the holder without Good Reason, the holder will be prohibited from offering to sell, contracting to sell, or otherwise selling, disposing of, loaning, using as collateral or otherwise pledging, transferring or granting any interest in or rights with respect to any shares of common stock acquired on the exercise of options granted under the 2003 Plan or the distribution of deferred shares under the 2003 DCP and 2004 DCP (regardless of whether such exercise or such distribution occurs prior to or following such termination of employment) for a period of six years following the date of the termination of employment.

The management incentive agreement also provides that, within two years of the consummation of the Common Stock Offering, UAP Holding Corp. must file or cause to be filed, and use commercially reasonable efforts to cause to become and remain effective for so long as any management security holder beneficially owns securities covered by the management incentive agreement, a registration statement on Form S-8 or other appropriate form with respect to the issuance of shares of common stock in connection with the exercises of options granted under our option plans and deferred compensation plans.

Pursuant to the management incentive agreement, each of the retention agreements entered into in connection with the Acquisition was terminated. Each management security holder that is party to the management incentive agreement has agreed not to:

•	disclose or use at any time, either during the term of his employment or thereafter, any confidential information about the business of UAP Holding Corp. and its subsidiaries of which he is or becomes aware, except to the extent that such disclosure or use is directly related to and required by his performance in good faith of duties assigned to him by UAP Holding Corp. and its affiliates or required pursuant to an order of a court of competent jurisdiction;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, induce or attempt to induce any employee of UAP Holding Corp. and its subsidiaries to leave the employ of UAP Holding Corp. and its subsidiaries or in any way interfere with the relationship between UAP Holding Corp. and its subsidiaries, on the one hand, and any employee thereof, on the other hand;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, hire any person who was an employee of UAP Holding Corp. and its subsidiaries until six months after such individual’s employment relationship with UAP Holding Corp. and its subsidiaries has been terminated;

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, induce or attempt to induce any customer, supplier, licensee or other business relation of UAP Holding Corp. and its subsidiaries to cease doing business with UAP Holding Corp. and its subsidiaries, or in any way interfere with the relationship between any such customer, supplier, licensee or business relation, on the one hand, and UAP Holding Corp. and its subsidiaries, on the other hand; or

•	during the period commencing on the date of the management incentive agreement and ending on the first anniversary of the date of termination of employment, directly or indirectly own, manage, control, participate in, consult with, render services for, or in any manner engage in or represent any business competing with the businesses or the products of UAP Holding Corp. and its subsidiaries as such businesses and/or products exist or are in the process of being formed or acquired as of the date of the termination of employment, within the United States, Canada and any other country in which any product, process, good or service has been manufactured, provided, sold or offered or promoted for sale by UAP Holding Corp. and its subsidiaries on or prior to the date that he ceases to be employed by UAP Holding Corp. and its subsidiaries.

PERFORMANCE GRAPH

The chart below compares the three-month cumulative total return, assuming the reinvestment of dividends, on UAP Holding Corp. common stock with that of Nasdaq Composite Index and a group of our peers. This graph assumes $ 100.00 was invested on November 23, 2004, in each of UAP Holding Corp. common stock, the NASDAQ Composite Index, and our peer group. We believe our peer group to be representative due to the fact that they are all distribution companies, though they are not distributors of agricultural chemicals, and they have been used by analysts covering the performance of our stock as the group of companies most comparable to our business. The companies consist of Airgas Inc. “ARG”), Genuine Parts Co. (“GPC”), Hughes Supply, Inc. (“HUG”), Tractor Supply Company (“TSCO”), W.W. Grainger, Inc. (“GWW”), Watsco, Incorporated (“WSO”), and WESCO International, Inc. (“WCC”).

UAP Holding Corp. management cautions that the stock price performance shown in the graph below should not be considered indicative of potential future stock price performance.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Relationship with Our Independent Auditors

The audit committee has selected Deloitte & Touche LLP as our Independent Registered Public Accounting Firm for the fiscal year ending February 26, 2006, subject to the ratification of such appointment by the stockholders. Deloitte & Touche LLP are knowledgeable regarding the Company and its financial statements. A representative of Deloitte & Touche LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so and is expected to be available to respond to appropriate questions.

The following table presents fees for professional audit services rendered by Deloitte & Touche LLP for the audit of our annual financial statements for the years ended February 22, 2004 and February 27, 2005, and fees billed for other services rendered by Deloitte & Touche LLP during those periods.

	February 22, 2004	February 27, 2005
Audit Fees	$460,000	$490,000
Audit Related Fees (1)	488,885	1,375,937
Tax Fees (2)	400,000	400,000
All Other Fees (3)	3,889	2,678

Total	$1,352,774	$2,268,615

(1)	Audit-Related Fees consist of services related to IDS and IPO (including secondary offering) review charges and long term financing instruments (8 1/4% Senior Notes and 10 3/4% Discount Notes.)

(2)	Tax Fees consist of tax compliance and consulting.

(3)	All Other Fees consist of expatriate services relating to several international employees.

The audit committee has concluded the provision of the non-audit services listed above is compatible with maintaining the independence of Deloitte & Touche LLP.

Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible audit-related services provided by the independent auditors. The audit committee will consider annually for pre-approval a list of specific services and categories of services, including audit and audit-related services, for the upcoming or current fiscal year. All non-audit services are approved by the audit committee in advance on a case-by-case basis. Any service that is not included in the approved list of services or that does not fit within the definition of a pre-approved service is required to be presented separately to the audit committee for consideration at its next regular meeting or, if earlier consideration is required, by other means of communication.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Appendix A

CHARTER

OF THE

AUDIT COMMITTEE

OF THE

BOARD OF DIRECTORS

OF

UAP HOLDING CORP.

I.	Audit Committee Purpose

1.1	Purpose. The purpose of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of UAP Holding Corp. (the “Company”) is to oversee the accounting and financial reporting processes of the Company and audits of the financial statements of the Company and to prepare the annual report of the Audit Committee required by applicable Securities and Exchange Commission (“SEC”) disclosure rules.

1.2	Limitation on Duties. While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations. These are the responsibilities of management and the independent auditors.

II.	Audit Committee Composition and Meetings

2.1

Membership. The Committee will consist of at least three members of the Board, as determined in accordance with the Company’s Amended and Restated By-Laws, as amended from time to time (the “By-Laws”). All members of the Committee must be directors who meet the knowledge requirements and the independence requirements of applicable law and the rules of the SEC and The Nasdaq Stock Market (“Nasdaq”) in effect from time to time (subject to any exceptions allowed thereunder (including, without limitation, the transition rules applicable in the case of initial public offerings) and any waivers granted by such authorities). No Audit Committee member shall simultaneously serve on the audit committees of more than two other public companies. Notwithstanding the foregoing, as permitted by the rules of Nasdaq, under exceptional and limited circumstances, one director who does not meet certain of the criteria for “independent director” may be appointed to the Committee if the Board determines in its business judgment that membership on the Committee by such person is required by the best interests of the Company and its stockholders and the Company discloses in the next annual proxy statement, subsequent to the determination, the nature of such person’s relationship and the reasons for the Board’s determination. Such director will not be subject to either the independence requirements or the limitation on other public company audit committee service contained in this Section 2.1, but may not serve on the Committee for more than a two-year period or as the Chairperson of the Committee.

2.2	Appointment. The members of the Committee will be appointed by and serve at the discretion of the Board, following the recommendations of the Company’s Nominating and Governance Committee. Except as otherwise provided in this Charter or the By-Laws, Committee members will be appointed for a term of one year or until their successors have been duly appointed and qualified (if later), and may be removed at any time by a majority vote of the independent directors on the Board. Unless the Board appoints a Chairperson of the Committee, the members of the Committee shall designate the Chairperson by majority vote.

2.3	Financial Expert. The Committee will determine whether one member of the Committee qualifies as an “audit committee financial expert” as such term is defined in Item 401(h)(2) of Regulation S-K of the Securities and Exchange Commission. The Company will disclose in the periodic reports required by Section 13(a) of the Securities Exchange Act of 1934 (the “1934 Act”) whether or not it has at least one member who is an audit committee financial expert, and if so, whether such audit committee financial expert is “independent” (as such term is defined in Item 7(d)(3)(iv) of Schedule 14A under the 1934 Act). In any event, the Committee shall include at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background that results in the individual’s financial sophistication, such as being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

2.4	Executive Sessions. The Committee shall meet with each of the independent auditors, internal auditors (or other personnel responsible for the Company’s internal audit function) and management in separate executive sessions regularly (with such frequency as the Committee determines is appropriate) to discuss any matters that the Committee or these groups believe should be discussed privately.

2.5

Other Meetings. The Committee shall meet at least quarterly. Other meetings of the Committee will be with such frequency, and at such times, as its Chairperson, or a majority of the Committee, determines. Special meetings of the Committee may be called by the Chairperson or upon the request of any two Committee members. The agenda of each meeting will be prepared by the Chairperson and circulated, if practicable, to each member prior to the meeting date. Unless the Committee or the Board adopts other procedures, the provisions of the Company’s By-Laws applicable to meetings of Board committees (or if no such provisions exist, the provisions thereof applicable to meetings of the Board) will govern meetings of the Committee.

2.6	Minutes. Minutes of each meeting will be kept.

2.7	Subcommittees. The Committee has the power to appoint and delegate matters to subcommittees, but no subcommittee will have any final decision-making authority on behalf of the Board or the Committee, except as provided in Section 3.1(g) (Pre-Approval of Audit and Non-Audit Services) below.

III.	Audit Committee Responsibilities and Duties

The Board delegates to the Committee the express responsibility and authority to do the following:

3.1	Independent Auditors

(a)	Selection. Be solely and directly responsible for the appointment, compensation, retention, evaluation, and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company and, where appropriate, the termination and replacement of such firm. Such independent auditors shall report directly to and be ultimately accountable to the Committee.

(b)	Fees. The Committee has the ultimate authority to approve all engagement fees and terms of the independent auditors, with the cost of all engagements to be borne by the Company, and to review all payments made to such firm, regardless of nature, on an annual basis.

(c)	Rotation of Independent Auditors. Consider whether there should be regular rotation of different public accounting firms serving as the independent auditors of the Company.

(d)	Audit Team. Review the experience and qualifications of the senior members of the independent auditors’ team.

(e)	Scope of Audit. Review, evaluate and approve the annual engagement proposal of the independent auditors (including the proposed scope and approach of the annual audit).

(f)	Lead Audit Partner Review, Evaluation and Rotation. Review and evaluate the lead partner of the independent auditors. Ensure that the lead audit partner having primary responsibility for the audit and the reviewing audit partner of the independent auditors are rotated at least every five years and that other audit partners (as defined by the SEC) are rotated at least every seven years.

(g)	Pre-Approval of Audit and Non-Audit Services. Pre-approve all auditing services and all non-audit services (other than with respect to de minimis exceptions permitted by law or regulation) to be performed by the independent auditors. Such pre-approval may be given as part of the Committee’s approval of the scope of the engagement of the independent auditors, on an engagement-by-engagement basis or pursuant to pre-established policies. The pre-approval of non-audit services can be delegated by the Committee to one or more of its members, but the decision must be presented to the full Committee at the next regularly scheduled Committee meeting. The Company shall disclose in its Annual Report on Form 10-K or Quarterly Report on Form 10-Q any approval by the Committee of non-audit services during the period covered by such report if such non-audit services are required to be disclosed in the Company’s periodic reports filed pursuant to Section 13 of the 1934 Act.

(h)	Auditor Independence.

(i)	Obtain Written Statement. At least annually, obtain and review a formal written statement from the independent auditors describing:

(a)	the independent auditors’ internal quality control procedures;

(b)	any material issues raised by the most recent internal quality control review, or peer review, of the independent auditors, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years, respecting one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

(c)	all relationships between the independent auditors and the Company, consistent with Independence Standards Board Standard No. 1 (to assess the independent auditors’ independence).

(ii)

Actively Engage in Dialogue. Actively engage in a dialogue with the independent auditors with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and take, or recommend that the Board take, appropriate action to oversee the independence of the outside auditors.

(i)	Hiring Policies. Set clear hiring policies for employees and former employees of the independent auditors.

(j)	Review Problems. Review with the independent auditors any audit problems or difficulties the independent auditors may have encountered in the course of its audit work, and management’s responses, including: (i) any restrictions on the scope of activities or access to requested information and (ii) any significant disagreements with management.

(k)	Related Party Transactions. Review and approve all related-party transactions (which term refers to transactions that would be required to be disclosed pursuant to SEC Regulation S-K, Item 404).

(l)	Material Communications. Discuss with the independent auditors any material communications between the audit team and the independent auditors’ national office regarding auditing or accounting issues presented during the independent auditors’ engagement.

(m)	Accounting Adjustments. Discuss with the independent auditors any accounting adjustments that were noted or proposed by the independent auditors but were passed on.

3.2	Financial Reporting

(a)	Annual Financials. Review and discuss with management and the independent auditors the Company’s annual audited financial statements, (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), any unusual or non-recurring items, the nature and substance of significant reserves, the adequacy of internal controls and other matters that the Committee deems material, prior to the public release of such information. Obtain from the independent auditors assurance that the audit was conducted in a manner consistent with Section 10A of the 1934 Act. Recommend to the Board whether the annual audited financial statements should be included in the Company’s Annual Report on Form 10-K.

(b)

Quarterly Financials. Review and discuss with management and the independent auditors the Company’s quarterly financial statements (including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”), the results of the independent auditors’ non-audit review of the quarterly financial statements, and other matters that the Committee deems material, prior to the public release of such information.

(c)	Accounting Principles. Review with management and the independent auditors material accounting principles applied in financial reporting, including any material changes from principles followed in prior years and any items required to be communicated by the independent auditors in accordance with AICPA Statement of Auditing Standards (“SAS”) 61, as amended from time to time. By way of example, on the date this Charter was initially adopted, the items required to be communicated under SAS 61 include: (a) the auditor’s responsibility under Generally Accepted Auditing Standards (“GAAS”); (b) significant accounting policies; (c) management judgments and accounting estimates; (d) significant audit adjustments; (e) other information in documents containing audited financial statements; (f) disagreements with management, including accounting principles, scope of audit and disclosures; (g) consultation with other accountants by management; (h) major issues discussed with management prior to retention; (i) difficulties encountered in performing the audit; and (j) the auditor’s judgments about the quality of the Company’s accounting principles.

(d)	Judgments. Review reports prepared by management or by the independent auditors relating to significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including an analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transaction as to which management obtained a SAS 50 letter.

(e)	Press Releases. Discuss earnings press releases with management (including the type and presentation of information to be included in earnings press releases), as well as financial information and earnings guidance provided to analysts and rating agencies.

(f)	Regulatory Developments. Review with management and the independent auditors the effect of regulatory and accounting initiatives, as well as off-balance sheet structures on the Company’s financial statements.

3.3	Internal Audit and Risk Management

(a)

Internal Audit. Review the budget, qualifications, activities, effectiveness and organizational structure of the internal audit function and the performance, appointment and replacement of the lead internal auditor, and review summaries of material internal audit reports and management’s responses.

(b)	Risk Assessment and Risk Management. Discuss policies with respect to risk assessment and risk management periodically with management, internal auditors, and the independent auditors, and the Company’s plans or processes to monitor, control and minimize such risks and exposures.

3.4	Financial Reporting Processes; CEO and CFO Certifications

(a)	Internal and External Controls. In consultation with the independent auditors, internal auditors and the Company’s financial and accounting personnel, review the integrity, adequacy and effectiveness of the Company’s accounting and financial controls, both internal and external, and elicit any recommendations for the improvement of such internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

(b)	Internal Controls Discussion. Review major issues regarding the Company’s accounting principles and financial statement presentations, including any significant change in the Company’s selection or application of accounting principles, and review major issues as to the adequacy of the Company’s internal controls and any special audit steps adopted in light of material control deficiencies.

(c)	Reporting Systems. Establish regular and separate systems of reporting to the Committee by each of (i) management, (ii) the independent auditors and (iii) the internal auditors regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to appropriateness of such judgments.

(d)	Reports from Independent Auditors. Obtain and review timely reports from the independent auditors regarding:

(i)	all critical accounting policies and practices to be used by the Company;

(ii)	all alternative treatments of financial information within GAAP that have been discussed with management, ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent auditors; and

(iii)	all other material written communications between the independent auditors and management, including any management letter or schedule of unadjusted differences.

Such reports may be oral or in writing, but must be provided to the Committee before any auditor’s report is filed with the SEC.

(e)	CEO and CFO Certifications. Discuss with the Chief Executive Officer and the Chief Financial Officer of the Company (i) the processes involved in, and any material changes or disclosures required as a result of, the 10-K and 10-Q certification process and (ii) any deficiencies in design or operation of internal controls or any fraud involving management or employees with a significant role in the Company’s internal controls.

3.5	Legal and Regulatory Compliance

(a)	SEC Report. Prepare the annual report of the Committee to be included in the Company’s proxy statement as required by the proxy rules under the 1934 Act.

(b)	Reports from Others. Obtain such reports from management, auditors, the general counsel, tax advisors or any regulatory agency as the Committee deems necessary regarding regulatory compliance, transactions with affiliates, and other legal matters that may have a material effect on the Company’s financial statements. Consider whether the reported matters were properly taken into consideration in the preparation of the financial statements.

(c)	Code of Conduct; Waivers. Approve and monitor the Company’s compliance with a code of conduct required by applicable law or Nasdaq listing standards and covering the conduct and ethical behavior of directors, officers and employees; approve in advance any proposed amendments to the code of conduct; approve in advance any waivers of the code of conduct for senior financial officers who are neither directors nor executive officers; and recommend to the Board for approval any waivers of such code for directors and executive officers.

(d)	Complaints. Establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.

3.6	Annual Evaluation of Committee and Charter; Reports to Board

(a)	Evaluation of Committee. Annually evaluate the performance of the Committee.

(b)	Review and Publication of Charter. Review and reassess the adequacy of this Charter at least annually and recommend any proposed changes to the Board, as appropriate, and publish this Charter as required by applicable law.

(c)	Recommendations; Reports to Board. Regularly report to the Board on the Committee’s activities and conclusions and make appropriate recommendations to the Board.

IV.	Advisors and Counsel; Reliance; Investigations; Cooperation

4.1	Retention of Advisors and Counsel. The Committee has the power, in its sole discretion, to obtain advice and assistance from, and to retain at the Company’s expense, such independent or outside legal counsel, accounting or other advisors and experts as it determines necessary or appropriate to carry out its duties, and in connection therewith to receive appropriate funding, as determined by the Committee, from the Company.

4.2	Determine Administrative Expenses. The Committee has the power to determine the level and cost of separate administrative support necessary or appropriate in carrying out the Committee’s duties, with such costs to be borne by the Company.

4.3	Reliance Permitted. The Committee will act in reliance on management, the Committee’s independent auditors, internal auditors, and other advisors and experts, as the Committee deems necessary or appropriate.

4.4	Investigations. The Committee has the power, in its discretion, to conduct any investigation it deems necessary or appropriate to enable it to carry out its duties.

4.5	Required Participation of Employees. The Committee shall have unrestricted access to the Company’s employees, the independent auditors, the internal auditors, internal and outside counsel, and may require any employee of the Company or representative of the Company’s outside counsel or independent auditors to attend meetings of the Committee or to meet with any members of the Committee or representative of the Committee’s counsel, advisors or experts.

V.	Miscellaneous

5.1	Rules and Procedures. Except as expressly set forth in this Charter or the Company’s By-Laws, or as otherwise provided by law or the rules of Nasdaq, the Committee shall establish its own rules and procedures.

[End]

Initially Adopted: November 17, 2004

UAP HOLDING CORP.

7251 W. 4th Street

Greeley, CO 80634

ANNUAL MEETING OF STOCKHOLDERS – July 18, 2005

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned Stockholder of UAP Holding Corp. (the “Company”) hereby appoints L. Kenneth Cordell and David W. Bullock and each of them, as true and lawful proxies with full power of substitution for the undersigned and in the undersigned’s name, place and stead, to represent and vote, as designated below, all of the stock of the Company held of record by the undersigned on June 8, 2005, at the Annual Meeting of Stockholders to be held at the Greeley Guest House, located at 5401 West 9th Street, Greeley, Colorado, at 2:00 p.m. on July 18, 2005 or any adjournment or postponement thereof, upon all matters that may properly come before the meeting, including all matters described in the Company’s Notice of Annual Meeting of Stockholders and Proxy Statement dated June 17, 2005, subject to any directions noted on the reverse side of this card. If any nominee for director should be unavailable for election as a result of an unexpected occurrence, the foregoing proxyholders will vote for election of a substitute nominee proposed by management.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, the proxy will be voted FOR Proposals 1 and 2. Should any other matter requiring a vote of the stockholders arise, the proxies named above are authorized to vote in accordance with their best judgment in the interest of the Company. The tabulator cannot vote your shares unless you sign and return this card.

(IMPORTANT: Please sign and date on reverse)

UAP HOLDING CORP.

PLEASE MARK THE APPROPRIATE BOX USING DARK INK ONLY.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES.

1.	Election of Directors:

L. Kenneth Cordell:	For ☐	Withheld ☐
Carl J. Rickertsen:	For ☐	Withheld ☐
Thomas R. Miklich:	For ☐	Withheld ☐

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2.	Ratification of the Appointment of Deloitte & Touche LLP as Independent Registered Public Accounting Firm for the Company: For ☐ Against ☐ Abstain ☐

3.	In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders.

Date:

Signature(s)

Please sign exactly as your name appears on your stock certificate. Joint owners should each sign personally. A corporation should sign the full corporate name by duly authorized officer and affix corporate seal. A partnership should sign the full partnership name by a duly authorized person. When signing as an attorney, executor, administrator or guardian, please give full title as such.

YOUR VOTE IS IMPORTANT!

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY

USING THE ENCLOSED ENVELOPE.